EXHIBIT 10.1

SIXTH AMENDMENT TO
CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Sixth Amendment”) is made as of this 5th day of September, 2014 by and among Sterling Construction Company, Inc. (“Sterling”) and certain of its affiliates and subsidiaries as set forth on the signature pages hereto (collectively, with Sterling, the “Borrowers”), certain of the Lenders (as defined below) and Comerica Bank, a Texas banking association, as Administrative Agent (“Agent”).

RECITALS

A.           Agent and the financial institutions party thereto from time to time (the “Lenders”) entered into that certain Credit Agreement dated as of October 31, 2007 (as amended, restated or otherwise modified from time to time collectively, the “Credit Agreement”) with the Borrowers, which Credit Agreement has been previously amended pursuant to the certain First Amendment dated as of December 3, 2009, that certain Second Amendment dated as of November 8, 2011 and that certain Waiver and Third Amendment dated as of August 8, 2013, that certain Waiver and Fourth Amendment dated as of March 14, 2014 and that certain Fifth Amendment dated as of April 29, 2014.

B.           The Borrowers have  requested that Agent and Lenders make certain other amendments to the Credit Agreement, and they are willing to do so, but only on the terms and conditions set forth in this Sixth Amendment.

NOW, THEREFORE, Borrowers, Agent and the requisite Lenders agree:

1.	Amendments to Section 1.1.

(a)           Section 1.1 of the Credit Agreement is hereby amended to delete the definition below where it appears therein, and insert the replacement definition in its place:

““Tangible Net Worth” shall mean as of any date of determination, for any Person (a) the net book value of all assets of such Person (excluding patent rights, trademarks, tradenames, franchises, copyrights, licenses, goodwill and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus (b) all new equity raised by such Person after June 30, 2014 minus (c) all the total liabilities of such Person reported on the balance sheet of such Person under GAAP at such time plus (d) any goodwill arising from any acquisition consummated after June 30, 2014 or valuation allowances made after June 30, 2014;”

(c)           Section 1.1 of the Credit Agreement is hereby amended to insert the following definition therein in its appropriate alphabetical order:

““Permitted Acquisition” shall mean any acquisition by any Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)           Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrowers or such Guarantor;

(b)           If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a direct Subsidiary of a Borrower or of a Guarantor and the applicable Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 7.13 hereof, provided, further, that after such acquisition the Person so acquired shall be consolidated in accordance with GAAP with Sterling and its other Consolidated Subsidiaries or (Y) provided that the Credit Parties continue to comply with Section 7.4(a) hereof, be merged with and into such a Borrower or such a Guarantor (and, in the case of such a Borrower, with the applicable Borrower being the surviving entity);

(c)           If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by a Borrower or a Guarantor (subject to compliance with Section 7.4(a) hereof);

(d)           Borrowers shall have delivered to Agent not less than ten (10) (or such shorter period of time agreed to by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least two (2) complete Fiscal Years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;

(e)           Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

(f)           Intentionally omitted;

(g)           The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(h)           All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor that is making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to Agent shall have been delivered, or caused to have been delivered, by Borrowers to Agent;

(i)           There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition; and

(j)           The purchase price of such proposed new acquisition together with all other Permitted Acquisitions consummated in the same calendar year, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements shall not exceed Eight Million Dollars ($8,000,000) in aggregate amount and provided, further, the consideration for such acquisition is paid solely in the form of common stock of Sterling (provided, that, for the avoidance of doubt, such common stock will not be convertible, mandatorily redeemable, exchangeable or require the payment of cash dividends (except in connection with taxes).”

2.	Amendment of Section 7.2(a). Section 7.2(a) of the Credit Agreement is deleted in its entirety and the following is inserted in its place:

“(a)           Concurrently with the delivery of the financial statements described in Sections 7.1(a) and 7.1(b) of this Agreement for each fiscal year-end and fiscal quarter-end, respectively, a Covenant Compliance Report duly executed by a Responsible Officer of the Borrower Representative;”

3.	Amendment of Section 7.9(b). Section 7.9(b) of the Credit Agreement is deleted in its entirety and the following is inserted in its place:

“(b)
Commencing June 30, 2014, maintain at all times a Tangible Net Worth of Sterling and its Consolidated Subsidiaries of $88,724,000 plus (i) 100% of the positive Net Income of Sterling and its Consolidated Subsidiaries for the fiscal month ending July 31, 2014 and each subsequent fiscal month, in each case without reduction for losses, (ii) any equity raises consummated after June 30, 2014 and (iii) any goodwill arising from any acquisition consummated after June 30, 2014 or valuation allowances made after June 30, 2014;”

4.	Amendment of Section 7.9(d). Section 7.9(d) of the Credit Agreement is deleted in its entirety and the following is inserted in its place:

“(d)	Intentionally omitted.”

5.	Amendment of Section 8.3. Section 8.3 of the Credit Agreement is deleted in its entirety and the following is inserted in its place:

“8.3           Acquisitions.  Except for any Permitted Acquisition, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.”

6.	Exhibits. Exhibit J to the Credit Agreement is hereby deleted in its entirety and the Exhibit J attached hereto as Annex A is inserted in its place.

7.	Effectiveness. This Sixth Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied:

(a)
Agent shall have received counterpart copies, with originals to follow of this Sixth Amendment, duly executed and delivered by the Borrowers, the Agent and the requisite Lenders (as applicable) and in form and substance satisfactory to Agent.

(b)	Agent shall have received whatever other documentation it may request in its sole discretion.

8.
Representations and Warranties.  Each Borrower hereby represents and warrants that, after giving effect to the amendments contained herein (a) execution and delivery of this Sixth Amendment, the Joinder Agreements, the Note and any other Loan Documents required to be delivered hereunder, and the performance by each Borrower of its obligations under the Credit Agreement as amended hereby and as amended prior to the date hereof (herein, as so amended, the “Amended Credit Agreement”) are within each Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Sixth Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this Sixth Amendment, the Amended Credit Agreement, and any other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of the Borrowers enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in this Sixth Amendment, the Amended Credit Agreement and any other Loan Documents required to be delivered hereunder are true and correct on and as of the date hereof (except to the extent such representations specifically relate to an earlier date), and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Sixth Amendment, the Amended Credit Agreement and any other Loan Documents required to be delivered hereunder and (c) as of the date hereof (after giving effect to the waiver contained in Section 2 hereof), no Default or Event of Default shall have occurred and be continuing.

9.
Reaffirmation; Ratification.  Each Borrower hereby acknowledges, agrees, ratifies, reaffirms, covenants and agrees to be bound by each of the Loan Documents to which it is named as a party, including but not limited to the Credit Agreement, the Security Agreement, any joinder to the Credit Agreement, any joinder to the Security Agreement, any Notes, and any Mortgages.

10.
No Waiver.  Except as specifically set forth above, this Sixth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Agent or any Lender of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

11.
No Course of Dealing.  Each Borrower hereby acknowledges and agrees that this Sixth Amendment and the amendments and waivers contained herein do not constitute any course of dealing or other basis for altering any obligation of such Borrower or any other party or any rights, privilege or remedy of the Agent or any Lender under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

12.	Capitalized Terms. Unless otherwise defined to the contrary herein, all capitalized terms used in this Sixth Amendment shall have the meaning set forth in the Credit Agreement.

13.
Counterparts; Signatures. This Sixth Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement.  Delivery of a signature page to this Sixth Amendment, the Joinder Agreements, the Note or any other Loan Document by telecopy or other electronic means shall be effective (for all purposes) as delivery of a manually executed counterpart of this Sixth Amendment, the Joinder Agreements, the Note or any other Loan Document.

14.
NO CLAIMS.  EACH BORROWER HEREBY ACKNOWLEDGES THAT: (A) IT HAS NO DEFENSES, CLAIMS OR SET-OFFS TO THE ENFORCEMENT BY ANY LENDER OR THE AGENT OF SUCH BORROWER’S LIABILITIES, OBLIGATIONS AND AGREEMENTS ON THE DATE HEREOF; (B) TO ITS KNOWLEDGE, EACH LENDER AND THE AGENT HAVE FULLY PERFORMED ALL UNDERTAKINGS AND OBLIGATIONS OWED TO IT AS OF THE DATE HEREOF; AND (C) EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN THIS SIXTH AMENDMENT, EACH LENDER AND THE AGENT DO NOT WAIVE, DIMINISH OR LIMIT ANY TERM OR CONDITION CONTAINED IN THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH BORROWER HEREBY REMISES, RELEASES, ACQUITS, SATISFIES AND FOREVER DISCHARGES THE LENDERS AND THE AGENT, THEIR AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, PREDECESSORS, ATTORNEYS AND ALL OTHERS ACTING OR PURPORTING TO ACT ON BEHALF OF OR AT THE DIRECTION OF THE LENDERS AND THE AGENT (“RELEASEES”), OF AND FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, SUIT, DEBTS, ACCOUNTS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, VARIANCES, DAMAGES, JUDGMENTS, CLAIMS AND DEMANDS WHATSOEVER, IN LAW OR IN EQUITY, WHICH ANY OF SUCH PARTIES EVER HAD, NOW HAS OR, TO THE EXTENT ARISING FROM OR IN CONNECTION WITH ANY ACT, OMISSION OR STATE OF FACTS TAKEN OR EXISTING ON OR PRIOR TO THE DATE HEREOF, MAY HAVE AFTER THE DATE HEREOF AGAINST THE RELEASEES, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE HEREOF.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BORROWER WAIVES AND AFFIRMATIVELY AGREES NOT TO ALLEGE OR OTHERWISE PURSUE ANY DEFENSES, AFFIRMATIVE DEFENSES, COUNTERCLAIMS, CLAIMS, CAUSES OF ACTION, SETOFFS OR OTHER RIGHTS THEY DO, SHALL OR MAY HAVE AS OF THE DATE HEREOF, INCLUDING, BUT NOT LIMITED TO, THE RIGHTS TO CONTEST: (A) THE RIGHT OF THE AGENT AND EACH LENDER TO EXERCISE ITS RIGHTS AND REMEDIES DESCRIBED IN THIS SIXTH AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (B) ANY PROVISION OF THIS SIXTH AMENDMENT OR ANY OF THE OTHER THE LOAN DOCUMENTS; OR (C) ANY CONDUCT OF THE LENDERS OR OTHER RELEASEES RELATING TO OR ARISING OUT OF THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS ON OR PRIOR TO THE DATE HEREOF.

15.	Laws of Texas. This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of Texas (without giving effect to principles of conflict of laws).

16.	No Oral Agreements. Each of the undersigned parties hereby covenant and agree as follows:

(a)           The rights and obligations of the parties shall be determined solely from the written “Loan Agreement” (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Advances, and any oral agreements between or among the parties are superseded by and merged into the Credit Agreement.

(b)           This Sixth Amendment, the Joinder Agreements, the Note, the Credit Agreement and each of the other Loan Documents has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(c)           THE WRITTEN SIXTH AMENDMENT, THE JOINDER AGREEMENTS, THE NOTE, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EACH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW IMMEDIATELY HEREAFTER]

WITNESS the due execution hereof as of the day and year first above written.

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

Signature Page to Sixth Amendment to Credit Agreement

ANNEX A

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

TO:           Comerica Bank, as Agent

RE:           Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”), and certain subsidiaries and affiliates of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of ______________, _____ (the “Computation Date”).

1.
Leverage Ratio (Section 7.9(a)).  On the Computation Date, the Leverage Ratio, which is required to be not more than 2.00 to 1.00 was _____ to 1.00, as computed in the supporting documents attached hereto as Schedule 1.

2.
Minimum Tangible Net Worth (Section 7.9(b)).  On the Computation Date, the Minimum Tangible Net Worth, which is required to be not less than $__________ was $__________, as computed in the supporting documents attached hereto as Schedule 2.

3.
Asset Coverage Ratio (7.9(c)).  On the Computation Date, the Asset Coverage Ratio, which is required to be not less than 2.00 to 1.00 was ______ to 1.00, as computed in the supporting documents attached hereto as Schedule 3.

The undersigned Responsible Officer of the Borrower Representative hereby certifies, solely in the capacity as a Responsible Officer of Borrower Representative and not in an individual capacity, that:

A.           To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B.           To the best of my knowledge, the representations and warranties of the Credit Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

C.           I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D.           To the best of my knowledge, except as stated in Schedule 4 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrowers or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence

IN WITNESS WHEREOF, the Borrower Representative has caused this Report to be executed and delivered by a Responsible Officer of the Borrower Representative this ______ day of __________________, ____.

STERLING CONSTRUCTION COMPANY, INC., as Borrower Representative

By:
Its: